UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2019

  EXACTUS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183360	27-1085858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

  80 NE 4th Avenue, Suite 28
 Delray Beach, FL 33483
(Address of principal executive offices (zip code))

(804) 205-5036
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Philip J. Young as Chief Executive Officer and Chairman of the Board of Directors

On August 15, 2019, Philip J. Young, agreed to resign as our Chief Executive Officer and Chairman, effective July 31, 2019 (the “Termination Date”), and entered into a Confidential Severance, Settlement and Non-Disparagement Agreement and General Release (the “Severance Agreement”). Under the terms of the Severance Agreement the Company agreed to pay Mr. Young 50% of his base salary ($75,000) payable over a 6-month period in exchange for ongoing consulting and transition assistance. In addition, Mr. Young will receive payment consisting of 2 weeks of vacation, and continuation of health benefits, and reimbursement for documented expenses. In addition, all unvested options and share awards will be cancelled.

Pursuant to the Severance Agreement, Mr. Young also agreed to the terms of a 6-month lock-up under which he may not sell, transfer, assign, or otherwise dispose of more than 15% of the average daily volume of our common stock per week, subject to certain exclusions.

Pursuant to the Severance Agreement, Mr. Young also provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-disparagement, non-solicitation, and non-competition.

The foregoing description is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Our Board of Directors expects to appoint Emiliano Aloi, our President, to serve as Interim Chief Executive Officer and Bobby Yampolsky, a director, to serve as Interim Chairman and to form an Executive Search Committee.

Item 7.01
Regulation FD.

On August 21, 2019, we released the press release furnished herewith as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

The information provided in this Current Report on Form 8-K may include forward-looking statements relating to future events of the Company, including its succession plans. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “intends,” “plans,” “expects,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this Current Report on Form 8-K relating to the Company include, but are not limited to, those found under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as other materials that we from time to time file with, or furnish to, the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit

10.1	Severance Agreement, by and between the Company and Philip J. Young, dated August 15, 2019*
99.1	Press Release, issued August 21, 2019*

*       Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: August 21, 2019
EXACTUS, INC.

By:	/s/ Ken Puzder
	Name:	Ken Puzder
	Title:	Chief Financial Officer